UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2006

Learning Tree International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

1805 Library Street, Reston, VA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 709-9119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

See Item 8.01.

Item 4.02. Non-Reliance on Previously-Issued Financial Statements or a Related Audit Report or Completed Interim Report.

The Audit Committee of Learning Tree International, Inc. (“Learning Tree”), a Delaware corporation, concluded at a meeting on November 8, 2006 that Learning Tree will restate its consolidated financial statements for fiscal year ended September 30, 2005, the quarterly periods in fiscal year ended September 30, 2005, and the first three quarterly periods in fiscal year ended September 29, 2006, to correct its accounting for changes in accrued leasing liabilities related to exited facilities in the United Kingdom. See Item 8.01.

Item 8.01. Other Events.

In connection with its year-end close, Learning Tree identified an error and will restate its consolidated financial statements for fiscal year ended September 30, 2005, the quarterly periods in fiscal year ended September 30, 2005, and the first three quarterly periods in fiscal year ended September 29, 2006, to correct the accounting for changes in accrued leasing liabilities related to exited facilities in the United Kingdom. This restatement will change the amounts presented in general and administrative expenses in the consolidated statement of operations.

Learning Tree does not expect the restatements to affect reported revenues, cost of revenues, deferred revenue, net cash flows or its aggregate cash and investments. Overall, Learning Tree does not anticipate the effect on the total assets in any balance sheet previously presented to be material, although certain restatements will be necessary in order to properly state individual line items.

As a result of the expected income statement adjustments, Learning Tree expects a decrease in its pre-tax income of approximately $0.5 million for FY 2005 from its previously reported pre-tax income and a reduction of approximately $1.0 million in its previously reported pre-tax income for the nine months ended June 30, 2006. As Learning Tree has not completed its closing process for fiscal 2006, the amounts noted are subject to finalization. The restatement issue relates to the correction of the accounting for changes in accrued leasing liabilities related to exited facilities in the United Kingdom which are included in general and administrative expenses in the consolidated financial statements.

These adjustments to Learning Tree’s accounting practices and the restatement of prior year results have been discussed with the Audit Committee of Learning Tree’s Board of Directors and with Learning Tree’s independent registered public accounting firm, Ernst & Young LLP Ernst & Young has not audited the restatement amounts. In the interim, investors should no longer rely on these annual and quarterly consolidated financial statements as originally filed with the Securities and Exchange Commission.

A press release is attached as Exhibit 99.1 to this report. This Form 8-K and Exhibit 99.1 contain statements intended as forward-looking statements which are subject to the cautionary statements set forth in the press release.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: November 14, 2006	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht Chief Executive Officer & President